Exhibit 99.2

TERMINATION AGREEMENT

April 17, 2025

Each of the undersigned is a party to that certain Amended and Restated Group Agreement, dated as of March 20, 2025 (the “Group Agreement”), with respect to Atea Pharmaceuticals, Inc. In accordance with Section 11 of the Group Agreement, each of the undersigned hereby agrees that the Group Agreement is hereby terminated effective immediately. Notice of such termination shall be promptly distributed to the other parties to the Group Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the day and year first above written.

The Radoff Family Foundation

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Director

/s/ Bradley L. Radoff
Bradley L. Radoff

JEC II Associates, LLC

By:	/s/ Michael Torok
	Name:	Michael Torok
	Title:	Manager

The MOS Trust

By:	MOS PTC, LLC Trustee

By:	/s/ Michael Torok
	Name:	Michael Torok
	Title:	Manager

MOS PTC, LLC

By:	/s/ Michael Torok
	Name:	Michael Torok
	Title:	Manager

/s/ Michael Torok
Michael Torok